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CONTACT:   Barry Susson                       Tom Ryan or
--------   Chief Financial Officer            Don Duffy
           (215) 676-6000                     (203) 222-9013
                                       OR
OF:        Deb Shops, Inc.                    Integrated Corporate Relations
---        9401 Blue Grass Road               24 Post Road East
           Philadelphia, PA  19114            Westport, CT  06880
--------------------------------------------------------------------------------

                     DEB SHOPS REPORTS FIRST QUARTER RESULTS


Philadelphia, PA - May 15, 2003 - Deb Shops, Inc. (Nasdaq: DEBS), a leading teen apparel retailer, today reported financial results for the first quarter ended April 30, 2003.

For the first quarter of fiscal 2004, net sales decreased 9% to $70.2 million compared to $77.0 million in the first quarter a year ago. Gross profit, which is net of buying and occupancy costs, was $17.8 million resulting in a gross margin of 25% for the period versus gross profit of $21.3 million and a 28% gross margin in the first quarter of fiscal 2003. First quarter net income declined to $0.3 million compared to $3.3 million in the prior year while diluted earnings per share totaled $0.02 compared to $0.24 a year ago. Ongoing softness in the economy, adverse weather conditions in Deb Shops' core markets and the war in Iraq negatively affected results for the period.

Marvin Rounick, President and CEO of Deb Shops stated, "The first quarter saw a confluence of events that contributed to our performance. In combination, the war, the weather, higher gas prices and the economy negatively affected same store sales and therefore contributed to our profit decline. Despite the current results, however, we remain focused on store level operations, and in particular, inventory management. After a careful review, we are comfortable with our current inventory levels heading into the remainder of the second quarter. That said, the weather and the economy will still remain an important factor in terms of recovery. Rounick concluded, "While we focus on operations it is important to note that Deb Shops still maintains one of the strongest balance sheets in retailing and we believe this is a significant competitive advantage in a tough economy."

As of April 30, 2003, the Company had $149.9 million in cash totaling $10.95 per outstanding share; shareholders' equity of $176.9 million; and no debt.

Barry Susson, Chief Financial Officer of Deb Shops added, "The preservation of Deb Shops' balance sheet strength continues to be a priority. Our liquidity remains strong, we have no debt and we pay a dividend. In the teen retailing marketplace, this financial profile is certainly unique, and in our view, impressive compared to other retailers." Susson concluded, "Going forward, our management team will continue to allocate capital in a strategic and prudent manner. We will only open or remodel stores when we believe an adequate return on investment is available. We believe these factors, especially in a period of uncertainty, will deliver value as we refocus on operations and look for an improvement in the economy."





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During the quarter, Deb Shops opened four new stores, remodeled nine existing locations and closed one store.

Based on current information, Deb Shops continues to expect fiscal 2004 sales to be flat versus fiscal 2003. This is based on a projected mid-single digit comparable store sales decrease offset by net new store growth. Accordingly, fiscal 2004 earnings per share remain estimated to be between $1.25 and $1.30. For the remainder of the fiscal year, the Company expects to open eight to 15 new stores.

Deb Shops, Inc. is a national specialty retailer of fashionable apparel, shoes and accessories for juniors in both regular and plus sizes. The Company operates 331 specialty apparel stores in 41 states under the DEB, DEB PLUS and Tops 'n Bottoms names.

The Company has made in this report, and from time to time may otherwise make, "forward-looking statements" (as that term is defined under federal securities laws) concerning the Company's future operations, performance, profitability, revenues, expenses and financial condition. This report includes, in particular, forward-looking statements regarding expectations of future performance, store openings and closings and other matters. Such forward-looking statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors. Such factors may include, but are not limited to, the Company's ability to improve or maintain sales and margins, respond to changes in fashion, find suitable retail locations and attract and retain key management personnel. Such factors may also include other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.



                               (tables to follow)





















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

             Income Statement Highlights                    Three Months Ended April 30,
                                                        ------------------------------------
                                                            2003                    2002
                                                            ----                    ----
               Net sales                                $ 70,161,591            $ 76,964,343

               Costs and expenses
               Cost of sales, including
                 buying and occupancy costs               52,394,003              55,628,532
               Selling and administrative                 16,679,097              15,752,090
               Depreciation and amortization               1,038,659                 922,463
                                                          70,111,759              72,303,085

               Operating income                               49,832               4,661,258
               Other income, principally interest            401,142                 592,840

              Income before income taxes                     450,974               5,254,098
               Income tax provision                          171,000               1,970,000

               Net income                               $    279,974            $  3,284,098

               Net income per common share
                               Basic                    $       0.02            $       0.24
                               Diluted                  $       0.02            $       0.24

               Cash dividend declared
                 per common share                       $      0.100            $      0.075

               Weighted average number of
                 common shares outstanding
                               Basic                      13,684,900              13,633,593
                               Diluted                    13,684,900              13,804,991


             Balance Sheet Highlights                  April 30, 2003          April 30, 2002
                                                       --------------          --------------
               Cash and cash equivalents                $149,897,081            $138,969,493
               Merchandise inventories                  $ 25,471,208            $ 24,716,400
               Total current assets                     $180,903,728            $168,197,246
               Property, plant and equipment, net       $ 19,625,686            $ 19,315,090
               Total assets                             $207,383,910            $194,050,290
               Total current liabilities                $ 30,448,677            $ 33,428,715
               Total liabilities                        $ 30,448,677            $ 33,428,715
               Shareholders' equity                     $176,935,233            $160,622,205


             EBITDA Reconciliation                           Three Months Ended April 30,
                                                        ------------------------------------
                                                            2003                    2002
                                                            ----                    ----
             Operating income                           $     49,832            $  4,661,258
              Depreciation and amortization                1,038,659                 922,463
                                                        ------------            ------------
             EBITDA (1)                                 $  1,088,491            $  5,583,721
                                                        ============            ============


             (1) EBITDA is a financial measure that is not recognized under accounting principles generally accepted in the United States (US
             GAAP). As required, the Company has presented the reconciliation of operating income, a US GAAP financial measure, to EBITDA.